UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

AdvancePierre Foods Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Annual Meeting

This Supplement provides updated information with respect to the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of AdvancePierre Foods Holdings, Inc. (the “Company”) to be held at 9:00 a.m., Eastern Time, on Wednesday, May 17, 2017, at 9987 Carver Road, First Floor, Blue Ash, Ohio 45242, for the purposes set forth in the Company’s Notice of Annual Meeting and Definitive Proxy Statement (the “Proxy Statement”).

The Proxy Statement and the accompanying form of proxy (the “Proxy Card”) were mailed on or about April 13, 2017 to stockholders of record as of April 4, 2017.

Withdrawal of Nominee for Election as Director

On May 3, 2017, the Board of Directors of the Company (the “Board”) determined to remove Neil F. Dimick as a nominee for election at the Annual Meeting due to the Company’s anticipated acquisition by Tyson Foods, Inc. as described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 25, 2017. No other nominee will be named in Mr. Dimick’s place. At the Annual Meeting, two rather than three nominees for director will be voted upon for Class I of the Board. Each of the two nominees is named in the Proxy Statement. The Board also reduced the size of the Board from nine to eight directors effective May 3, 2017.

Voting; Revocability of Proxies

If you have already submitted a proxy to vote your shares of common stock of the Company, either by returning a completed Proxy Card or voting instruction form or by Internet or telephone voting, you do not need to re-submit your proxy unless you wish to change your vote. Proxy votes already returned by stockholders will remain valid and will be voted at the Annual Meeting unless revoked, except that votes will not be cast for Mr. Dimick. Notwithstanding the withdrawal of Mr. Dimick’s nomination, the form of Proxy Card included in the Company’s definitive proxy materials remains valid, and no new Proxy Cards are being distributed.

If you have not yet voted your shares of stock of the Company, please do so as soon as possible by completing the Proxy Card or submitting instructions, disregarding Mr. Dimick’s name as a nominee for election as a director of the Company. None of the other agenda items presented in the Proxy Statement are affected by this Supplement.

Information regarding how to vote your shares, or revoke your proxy or voting instructions, is available in the Proxy Statement.

May 4, 2017

By Order of the Board of Directors

Linn S. Harson

General Counsel and Corporate Secretary